UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026

Entera Bio Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel	001-38556	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

Kiryat Hadassah, Minrav Building – Fifth Floor, Jerusalem, Israel 9112002
(Address of principal executive offices) (Zip Code)

+972-2-532-7151

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value of NIS 0.0000769	ENTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Laura Hamill as Director

On October 6, 2026, the Board of Directors (the “Board”) of Entera Bio Ltd., a company organized under the laws of the State of Israel (the “Company”), appointed Laura Hamill as a Class I director of the Company, effective December 1, 2026. Ms. Hamill will serve as a director until the Company’s 2027 Annual Meeting of Shareholders and until her successor shall have been elected and qualified, or until her earlier death, resignation, retirement, disqualification or removal. Ms. Hamill has also been appointed to serve as a member of both the audit committee and corporate governance and nomination committee of the Board, in each case, effective December 1, 2026.

Ms. Hamill, age 62, is a seasoned biopharmaceutical executive with more than 35 years of commercial leadership experience. She most recently served as Executive Vice President, Worldwide Commercial Operations at Gilead Sciences, Inc. Prior to Gilead, Ms. Hamill spent nearly two decades at Amgen Inc. in roles of increasing scope, including Senior Vice President of U.S. Commercial Business Operations and Senior Vice President of the Intercontinental Region. Earlier at Amgen, she held leadership roles including Vice President of International Marketing and Business Operations in Switzerland, Vice President of U.S. Corporate Accounts and Reimbursement, and served as executive leader of Amgen’s Senior Women’s Advisory Council. Ms. Hamill currently serves on the Board of Directors of Jazz Pharmaceuticals plc (Nasdaq: JAZZ), BB Biotech AG, and Fate Therapeutics, Inc. (Nasdaq: FATE). She previously served on the boards of Acceleron Pharma Inc. (acquired by Merck & Co.), Pardes Biosciences and Y-mAbs Therapeutics, Inc. Ms. Hamill holds a Bachelor of Business Administration with an emphasis in marketing from the University of Arizona.

There are no arrangements or understandings between Ms. Hamill and any other person pursuant to which Ms. Hamill was appointed as a director of the Company. The Board has determined that Ms. Hamill is independent under the applicable rules of the Securities and Exchange Commission and the Nasdaq Stock Market.

Since the beginning of Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which Ms. Hamill had or will have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Ms. Hamill will participate in the Company’s standard non-employee director compensation arrangements, which were most recently approved by the Company’s shareholders in July 2026, including the right to annual cash payments with respect to Board and applicable committee service and annual equity grants under the Company’s 2018 Equity Incentive Plan.

Departure of Director

On October 6, 2026, Yonatan Malca notified the Board that he would step down as a director, effective December 1, 2026. Mr. Malca’s departure from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 7.01 Regulation FD Disclosure.

On October 6, 2026, the Company issued a press release announcing the appointment of Ms. Hamill to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

The information disclosed under this Item 7.01, including in Exhibit 99.1 attached hereto, is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent such other filing specifically incorporates such information by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated October 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERA BIO LTD.

Date: October 6, 2026	By:	/s/ Miranda Toledano
Name: Miranda Toledano Title: Chief Executive Officer